                                                                  Exhibit (a)(1)


                                                                   Draft 2/22/99


                                    FORM OF

                                 LOAN AGREEMENT

                              dated March   , 1999

                                     between

                         BANK HAPOALIM B.M. (the "Bank")

                                       and

                  PEC ACQUISITION CORPORATION (the "Borrower")

                                TABLE OF CONTENTS



         CLAUSE                     TITLE
         ------                     -----

         1.                         DEFINITIONS
         2.                         INTERPRETATION
         3.                         AVAILABILITY AND DISBURSEMENT OF THE LOAN
         4.                         INTEREST
         5.                         REPAYMENT OF THE LOAN
         6.                         PREPAYMENT
         7.                         DEFAULT INTEREST
         8.                         TIME, PLACE AND MANNER OF PAYMENT
         9.                         CONDITIONS PRECEDENT
         10.                        REPRESENTATIONS AND WARRANTIES
         11.                        UNDERTAKINGS
         12.                        EVENTS OF DEFAULT
         13.                        CHANGES IN CIRCUMSTANCES
         14.                        SET-OFF AND APPLICATION OF PAYMENTS
         15.                        THE BORROWER'S DUTY TO NOTIFY
         16.                        COMPENSATION FOR BROKEN FUNDING
         17.                        REMEDIES AND WAIVERS
         18.                        DISCLOSURE OF INFORMATION
         19.                        ASSIGNMENT
         20.                        ADDITIONAL PROVISIONS
         21.                        AUTHORIZED SIGNATORIES
         22.                        NOTICES
         23.                        GOVERNING LAW AND JURISDICTION
         24.                        CURRENCY INDEMNITY
         25.                        SEVERABILITY
         26.                        AMENDMENTS AND WAIVERS


                                       (i)

                                    EXHIBITS



         EXHIBIT 1  FORM OF GUARANTEE

         EXHIBIT 2  FORM OF NOTE

         EXHIBIT 3  OPINION OF COUNSEL

         EXHIBIT 4  PENDING LITIGATION

         EXHIBIT 5  MERGER AGREEMENT BETWEEN THE BORROWER AND PEC
                    ISRAEL ECONOMIC CORPORATION DATED AS OF DECEMBER 15, 1998

         EXHIBIT 6  FORM OF AUDITOR'S CERTIFICATE



                                      (ii)

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT is dated the        day of March, 1999

                            and made by and between:

BANK HAPOALIM B.M., a banking corporation organized and existing under the laws of the State of Israel, acting through its New York branch at 1177 Avenue of the Americas, New York, NY 10036 (hereinafter the "BANK").

                                       and

PEC ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Maine, U.S.A. and having its principal office at One Portland Square, Portland, Maine 04112 (hereinafter the "BORROWER").

WHEREAS:

(1) The Borrower has requested the Bank to grant it a loan in the sum of U.S. $103,000,000 (One Hundred Three Million United States Dollars).

(2) The Borrower has entered into a merger agreement dated as of December 15, 1998 whereunder the Borrower will be merged into PEC Israel Economic Corporation ("P.E.C.").

(3) The purpose for which the Loan has been requested is to provide funds to enable the Borrower to acquire common stock of P.E.C. from the public through the merger pursuant to the merger agreement.

(4) The Bank has agreed to make a loan available to the Borrower upon the terms and subject to the conditions hereinafter appearing;

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.   DEFINITIONS

     In this Agreement, the following words and expressions shall bear the following meanings unless the context otherwise requires:

     "ALTERNATIVE RATE" shall mean an annual rate of interest equal to the Prime Rate plus the Margin.

     "BANK" shall mean Bank Hapoalim B.M. and any of its branches or offices existing on the date hereof and/or to be subsequently opened, as well as its successors, assignee, or attorneys in fact.

         "Bank's Books" shall be construed so as to include any book, record, statement of account and copy of any statement of account, loan agreement, deed of undertaking, customers' bill, card index, page, film, means of storage and retrieval of data via computer, and any other means of storage and retrieval of data.

         "BANKING DAY" shall mean any day on which both (a) banks are regularly open for business in New York City and (b) the Branch is open for ordinary business, provided that, (1) in the Bank's discretion, the Branch may be closed on any Saturday, Sunday, legal holiday or other day on which it is lawfully permitted to close; and (2) with respect to any day upon which a payment or transfer of funds is to be made under this Agreement, the term "Banking Day" shall mean a day on which commercial banks and foreign exchange markets are open for business in London and New York.

         "BRANCH" shall mean the New York Branch of the Bank.

         "CLOSING DATE" shall have the meaning set forth in Clause 3 hereof.

         "CONTROL" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "EVENT OF DEFAULT" shall mean any of the events or circumstances described in Clause 13 hereof.

         "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         "GUARANTEE" shall mean the guarantee of Discount Investment Corporation Ltd. (the "Guarantor") in the form set out in Exhibit 1 hereto.

         "INTEREST PAYMENT DATE" shall mean a date upon which interest is payable under the terms hereof.

         "INTEREST PERIOD" shall mean a period of one, two or three months selected by the Borrower, or such other term as may be acceptable to the Bank in its discretion. The initial interest period shall commence on the Closing Date and each subsequent interest period shall commence at the end of the preceding Interest Period; provided that,

                  (1) if any Interest Period would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day; and

                  (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         "LIBOR" in relation to any Interest Period shall mean:

         the rate or rates established by the Branch two Working Days prior to the first day of that Interest Period, by applying the following: (i) the British Bankers Association ("BBA") Interest Settlement Rates for U.S. Dollars, as defined in the BBA official definitions and reflected on the Telerate BBA pages, for an amount equal to the principal amount of the Loan outstanding from time to time and for the relevant Interest Period, which rates reflect the offered rates at which deposits are being quoted to prime banks in the London Interbank Market at 11:00 a.m. London Time calculated as set forth in said BBA official definition; or (ii) such other recognized source of London Eurodollar deposit rates as the Bank may determine from time to time. In the event the applicable BBA page or pages shall be replaced by another Telerate page or other Telerate pages for quoting London Eurocurrency rates, then rates quoted on said replacement page or pages shall be applied. If the Bank determines that London Eurocurrency rates are no longer being quoted (temporarily or permanently) on any Telerate pages or that Telerate is no longer functioning (temporarily or permanently) in substantially the same manner as on the date hereof, then the Bank shall notify the Borrower of a comparable substitute, publicly available reference for the determination of LIBOR.

         "LOAN" shall mean the amount of U.S. $103,000,000 to be disbursed to the Borrower under the provisions of this Agreement.

         "MARGIN" shall mean zero point thirty percent (0.30%) per annum.

         "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger dated as of December 15, 1998 among IDB Development Corporation Ltd., the Borrower and P.E.C.

         "NOTE" shall mean the promissory note of the Borrower evidencing the Loan in the form set out in EXHIBIT 2 hereto.

         "PRIME RATE" shall mean the Bank's New York Branches stated Prime Rate as reflected in its books and records as such Prime Rate may change from time to time. The Bank's determination of its Prime Rate shall be conclusive and final. The Prime Rate is a reference rate and not necessarily the lowest interest rate charged by the Bank.

         "US $" or "UNITED STATES DOLLARS" or "U.S. DOLLARS" or "DOLLARS" shall mean the lawful currency of the United States of America, and in respect of all payments to be made under this Agreement, shall mean funds which are for same day settlement in the New York Federal Reserve Payment System (or such other Dollar funds as may, from time to time, be customary for the settlement of international banking transactions denominated in United States Dollars).

         "WORKING DAY" shall mean a Banking Day on which banks are regularly open for business in New York.

2.       INTERPRETATION

         2.1   In this Agreement, unless the context otherwise requires:

               (a) references to Clauses and Exhibits are to clauses of, and exhibits to this Agreement;

               (b) references to this Agreement include its Exhibits, and shall be construed as references to this Agreement as the same may be amended, novated or supplemented from time to time;

               (c) the words "hereof", "hereunder" and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Clause or provision in which the relevant reference appears;

               (d) the word "person" shall be construed so as to include any person, firm, company, corporation, unincorporated body of persons or any state or government or any agency thereof;

               (e) a "subsidiary" of a person is a reference to an entity of which that person has Control or owns more than fifty per cent (50%) of the share capital or similar right of ownership;

               (f) "Taxes" shall be construed so as to include all present and future income and other taxes, levies, imposts, duties, charges, fees, deductions and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payment of principal, interest charges, fees or other amounts made on or in respect thereof, and "Tax" and "Taxation" and similar words shall be construed accordingly;

               (g) references to any statute or statutory provision shall be construed as a reference thereto as the same may have been, or may from time to time be, amended or re-enacted;

               (h) references to times of the day are to New York time unless otherwise specifically indicated to the contrary; and

               (i) references to the singular shall include the plural and vice versa.

          2.2 The headings in this Agreement and the Table of Contents are inserted for convenience only and shall be ignored in the interpretation or construction of this Agreement.

          2.3 The preamble to this Agreement shall form an integral part thereof.

          2.4 This Agreement forms an integral part of the Borrower's application to open an account at the Branch and of the general conditions for operating such accounts which have been signed by the Borrower (hereinafter the "Application").

3.   AVAILABILITY AND DISBURSEMENT OF THE LOAN; FEE

          3.1 Subject to the terms of this Agreement, and in particular to the provisions contained in Clause 9, the Bank shall make the Loan available to the Borrower in one lump sum in immediately available funds through the Branch on at least three Business Days' written, telecopy or telephone (immediately confirmed in writing) notice of borrowing (the "Closing Date"). The notice of borrowing shall be irrevocable and binding on the Borrower.

          3.2 Upon execution of this Agreement, the Borrower shall pay the sum of $64,375 to the Bank.

4.   INTEREST

          4.1 the Borrower shall pay interest on the outstanding balance of the principal amount of the Loan at a rate determined by the Bank to be the aggregate of LIBOR and the Margin for each Interest Period, with the initial Interest Period commencing on the Closing Date.

     4.2 Interest (other than Default Interest) shall be paid by the Borrower to the Bank on the last day of each Interest Period and at maturity (whether by acceleration or otherwise).

     4.3 All interest payable under this Agreement shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed, and a year of 360 days.

     4.4 Notwithstanding anything to the contrary contained herein, in no event shall the Borrower be obligated to pay interest or Default Interest in excess of the maximum amount which is chargeable under applicable law.

5.   REPAYMENT OF THE LOAN

     The Borrower shall repay the unpaid principal amount of the Loan to the Bank in one lump sum three hundred and sixty (360) days after the closing, provided that if that day shall not be a Business Day, then payment shall be made on the next succeeding Business Day.

6.   PREPAYMENT

     6.1 Provided that no Event of Default and/or any event which with the lapse of time or giving of notice or both would constitute an Event of Default, has occurred and is continuing, the Borrower may, on any Interest Payment Date, upon giving in each case at least 5 (five) Banking Days prior written notice to the Bank (which shall be irrevocable and shall constitute the Borrower's undertaking to prepay accordingly), prepay the principal amount of the Loan outstanding from time to time in whole or in part, being in each instance not less than the least of (i) U.S. $5,000,000, (Five Million Dollars) or (ii) the outstanding principal amount of the Loan at such time, together with accrued interest to such date on the principal amount of the Loan prepaid.

     6.2 If the Borrower notifies the Bank of its intention to prepay any amount under the provisions of this Agreement but does not so prepay in accordance with such notification, the Borrower shall indemnify the Bank and hold the Bank harmless against any loss or expense which the Bank shall certify as actually sustained or incurred by it as a consequence of not having been prepaid in accordance with such notification, and shall pay to the Bank the full amount so certified on demand.

     6.3 The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

7.   DEFAULT INTEREST


     7.1. In the event that the Borrower shall not pay any amount payable by the Borrower hereunder on its due date, the Bank in its sole discretion may determine that such overdue amount shall bear default interest from the date due until the date of actual payment at the rate determined by the Bank to be 2% (two percent) per annum above the Prime Rate ("Default Interest").

     7.2 The Borrower shall pay Default Interest on sums payable by the Borrower under this Agreement, such Default Interest being payable from the date of the Event of Default or from the date of a demand for payment (in respect of sums payable on demand) until the date of actual payment.

     7.3 Default Interest shall be due and payable on demand, and shall be compounded monthly and calculated on the basis of the actual number of days elapsed and a year of 360 days.

8.   TIME, PLACE AND MANNER OF PAYMENT

     8.1 All payments to be paid by the Borrower hereunder shall be made to the Bank with the same day value free of any Taxes and without set-off or counterclaim, in lawful and freely transferable U.S. Dollars and in funds available to the Bank at the Branch or at any other place nominated by the Bank in the United States of America.

     8.2 (a) Any and all payments by the Borrower to the Bank under this Agreement and the Note shall be made free and clear of, and without deduction for, any Taxes, provided that, if the Borrower shall be required by law to deduct any Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Clause) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof.

          (b) The Borrower agrees to indemnify the Bank for the full amount of Taxes not currently applicable (including, without limitation, any Taxes imposed or asserted by any jurisdiction on amounts payable under this Clause) paid by the Bank with respect to the Loan and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days after the Bank makes written demand therefor (which demand shall identify the nature and the amount of Taxes for which indemnification is being sought).

          (c) If the Borrower becomes liable to pay any amounts to the Bank pursuant to this Clause 8.2, it shall have the right to prepay the Loan pursuant to Clause 6, but at any time upon notice as provided therein.

     8.3 All payments to be paid by the Borrower to the Bank hereunder shall be made on a Banking Day. If any payment is due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day, in which case the Borrower shall pay interest to the Bank on such deferred payment from the date due until the date of actual payment at the rate specified in Clause 4 for the then current Interest Period.

     8.4 All amounts to be paid hereunder shall be paid no later than 2:00 p.m. on the relevant Banking Day. If any sum is paid after 2:00 p.m. it shall be deemed to have been paid at 9:30 a.m. on the next succeeding Banking Day.

     8.5 If any sum to be paid hereunder shall be paid by the Borrower on a day other than a Banking Day it shall be deemed to have been paid on the next succeeding Banking Day.

     8.6 As used in this Clause 8, the term "Taxes" shall exclude Taxes imposed on the Bank's income, franchise branch profits and similar Taxes imposed on the Bank.

9.   CONDITIONS PRECEDENT

     The obligation of the Bank to make the Loan available to the Borrower shall be subject to the conditions that (a) no Event of Default and/or any event which with the giving of notice or the lapse of time or both would constitute an Event of Default has occurred and is continuing and (b) that on or before the Closing Date, the Borrower shall have fulfilled all the conditions and carried out all the acts hereinafter set out to the full satisfaction of the Bank and (c) the Borrower shall have delivered to the bank the documents hereinafter set out in form and substance satisfactory to the
     Bank:

          (a) Certified true copies of the resolutions of the Board of Directors of the Borrower authorizing the borrowing under this Agreement, authorizing the opening of the Borrower's New York Account and providing for the persons authorized to sign this Agreement and any document or instrument hereunder and thereunder in the name and on behalf of the Borrower;

          (b) Opinion of the legal counsel of the Borrower acceptable to the Bank, dated as of the date of this Agreement substantially in the form of EXHIBIT 3 hereto and forming an integral part hereof;

          (c)  the Note duly executed by the Borrower;

          (d)  State Certificates as to the Borrower:

               (1) A copy of the Articles of Incorporation of the Borrower and each amendment, if any, thereto, certified by the Secretary of State of the State of Maine (as of a date reasonably near the Closing Date) as being true and correct copies of such documents on file in his office.

               (2) The signed Certificate of the Secretary of State of the State of Maine (dated reasonably near the Closing Date), listing the Articles of Incorporation of the Borrower and each amendment, if any, thereto, on file in his office and stating that such documents are the only constitutive documents of the Borrower on file in his office and that the Borrower is duly organized and in good standing in the State of Maine.

               (e) Signed Certificate of Secretary of the Borrower dated the Closing Date certifying the incumbency and specimen signatures of the persons authorized to execute the Agreement and the Note;

               (f)  The Guarantee, duly executed by the Guarantor;

               (g) Opinion of Israeli legal counsel to the Guarantor, addressed to the Bank, in form reasonably acceptable to the Bank, dated as of the date of this Agreement;

               (h) Such additional agreements, opinions, certifications, instruments, documents, orders, consents, financing statements, reports and other information regarding the Borrower and the Guarantor in form and substance reasonably satisfactory to the Bank as the Bank may reasonably request.

10.  REPRESENTATIONS AND WARRANTIES

     10.1 The Borrower represents and warrants to the Bank that:

          (a) the Borrower is a corporation, duly organized and validly existing and in good standing under the laws of the State of Maine and has the full corporate power, authority and legal right to own its assets and conduct its business as is now being conducted;

          (b) the Borrower has the full corporate power, authority and legal right to enter into, exercise its rights and perform its obligations under this Agreement;

          (c) all necessary consents and authorities for the Borrower to enter into and perform its obligations under this Agreement and the Note have been obtained and no further consents or authorities are necessary;

          (d) the obligations of the Borrower under this Agreement will, when executed by the Borrower, be legal, valid, binding and enforceable against the Borrower in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity;

          (e) the execution, delivery and performance by the Borrower of its obligations under this Agreement and the Note will not (i) contravene any existing law, regulation or authorization to which the Borrower is subject, (ii) result in any breach of or default under any agreement or other instrument to which the Borrower is a party or is subject or (iii) contravene any provision of the Borrower's constitutional documents;

          (f) the Borrower is not in breach of or in default under any other document or agreement to which it is a party, or by which it is bound, or any permit granted to it which may materially impair its ability to fulfill its obligations hereunder;

          (g) no action, litigation, arbitration or administrative proceeding is current, pending or threatened against the Borrower except as set forth in Exhibit 4;

          (h) there is not in existence nor to the Borrower's knowledge is there likely to occur any dispute with any governmental or other authority or any other dispute of any kind which in any such case, may materially adversely affect it or its business or assets;

          (i) no event has occurred, and is continuing that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, an Event of Default;

          (j) all written information which has been given by or on behalf of the Borrower to the Bank, or to its representatives in connection with, or in the course of the negotiations leading to this Agreement was when given and is now (except to the extent revised by subsequent written notice to the Bank prior to the Closing
               Date) true, accurate and complete in all material respects and there are no facts relating thereto, the omission of which would render misleading in any material respect any such information supplied to the Bank;

          (k) the audited financial statements to be delivered to the Bank from time to time will have been prepared in accordance with generally accepted accounting principles and practices in the United States of America, will be prepared on a consistent basis, and the audited and unaudited financial statements will fairly present the financial position of the Borrower for the period in respect of which they were prepared, subject, with respect to the unaudited financial statements, to normal year-end adjustments and subject to the provisions of Clauses 11.1(g) and 11.1(h);

          (l) the choice by the Borrower of New York law to govern this Agreement and the submission by the Borrower in this Agreement to the jurisdiction of the competent state and federal courts sitting in the State of New York are valid and binding;

          (m) neither the Borrower nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment before or after judgment, execution or other enforcement);

          (n) the Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, by reason of the provisions of Section 3(b)(2) of such Act or another provision of such Act. The Borrower is not subject to regulation under any federal or state statute or regulations that limits its ability to incur indebtedness;

          (o)  The Merger Agreement, a copy of which is appended hereto as
               Exhibit 5 provides for the full assumption by P.E.C. of all indebtedness of the Borrower upon the effective date of the merger transaction provided for therein, including the indebtedness and undertakings of the Borrower provided for in this Agreement;

          (p) the making of the Loan pursuant to this Agreement does not contravene Regulation U of the Board of Governors of the Federal Reserve System as in effect on the date hereof;

          (q) the Borrower is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any "Margin Stock" as defined in Regulation U of the Federal Reserve Board;

          (r) the Borrower's principal office is located at One Portland Square, Portland, Maine 04112 and, after the merger contemplated by the Merger Agreement, may be located at such location or at 511 Fifth

               Avenue, New York, NY 10017 or at 14 Beth Hashoeva Lane, Tel Aviv, Israel, as shall be advised to the Bank as provided in Clause 22.2.

     10.2 The representations and warranties of the Borrower contained in Clause
          10.1 in this Agreement shall be deemed to be repeated by the Borrower on each day from the date of this Agreement until all monies due or owing under this Agreement and the Note have been repaid and paid in full as if made with reference to the facts and circumstances existing on each such day.

11.  UNDERTAKINGS

     11.1 The Borrower undertakes with the Bank that so long as any monies are owing under this Agreement or the Note it will:

          (a) obtain or cause to be obtained and maintain in full force and effect and comply or cause to be complied in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorization, license or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things, which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Agreement and the Note;

          (b) upon becoming aware that the same may be threatened in an amount exceeding Ten Million Dollars or pending in any amount and in any case immediately after the commencement thereof give to the Bank notice in writing of all litigation or administrative or arbitration proceedings before or of any court, tribunal, arbitrator or other relevant authority affecting it or its assets of the type described in Clause 10.1(g) and of all disputes of the type described in Clause 10.1(h);

          (c) upon any Vice President or more senior officer of the Borrower becoming aware of the same promptly, and in any event not later than ten (10) days thereafter, give written notice to the Bank of the occurrence of any Event of Default or any event which with the giving of notice or the lapse of time or both may constitute an Event of Default and at the same time inform the Bank of any action taken or proposed to be taken in connection therewith;

          (d) pay when due all Taxes for which it is liable other than any Taxes which are contested by the Borrower in good faith for which adequate reserves have been set aside on the books of the Borrower;

          (e) prepare a consolidated balance sheet of Borrower and its subsidiaries and the related statements of income, cash flows and changes in stockholders equity for the period in accordance with generally accepted accounting principles and practices in the United States, except that investments in securities shall be carried at their market value if they are publicly traded and at their fair value as reasonably determined in good faith by management of the Borrower if they are not publicly traded, rather than based upon Borrower's equity in the ownership of investee companies, consistently applied annually in respect of each fiscal year and cause such annual statements to be certified according to the form of report set forth as Exhibit 6 by independent certified public accountants of nationally recognized standing (it being acknowledged by the Bank that the firm of Haft & Gluckman LLP is a firm of independent certified accountants of nationally recognized standing) and deliver a copy of same to the Bank, as soon as practicable, but in each case not later than 90 (Ninety) days after the end of the period to which they relate;

          (f) prepare an unaudited consolidated balance sheet of the Borrower and its subsidiaries and the related consolidated statements of income for each quarterly period (other than the last quarterly period in any fiscal year) following the same methodology as set forth in Clause 11(e) and certified by the Chief Financial Officer of Borrower as being fairly stated in all material respects (subject to normal year-end adjustments) and deliver same to the Bank as soon as practicable, but in each case not later than sixty (60) days after the end of the period to which they relate;

          (g) prepare a certificate setting forth a valuation of investments of the Borrower, utilizing market value with respect to marketable securities that are publicly traded and fair value as reasonably determined in good faith by the management of Borrower with respect to investments that are not publicly traded, with respect to each fiscal year (as to which the accountants described in Clause 11(e) shall certify that, in their opinion the valuations are fairly stated) and with respect to each fiscal quarter except the last quarterly fiscal period in each year (as to which the Chief Financial Officer of Borrower shall certify that the valuations are fairly stated) and deliver copies of same to the Bank at the times set forth in Clauses 11(e) and 11(f), as applicable;

          (h) provide the Bank with financial statements of the Guarantor in the same form, at the same times and audited and certified in the same manner as provided with respect to the Borrower in Clauses 11(e), 11(f) and 11(g), except that said financial statements of the Guarantor may be prepared in accordance with generally accepted accounting principles and practices in Israel and certified by accountants of nationally recognized standing in Israel.

          (i) provide the Bank with such financial and other information concerning the Borrower and the Guarantor and their affairs, as the Bank may from time to time reasonably require.

          (j) simultaneously with the delivery of each set of financial statements pursuant to Clauses 11(e), 11(f) and 11(h) above, provide to the Bank a certificate of Borrower's or the Guarantor's (as the case may be) Chief Financial Officer to the effect that nothing has come to his attention to cause him to believe that an Event of Default existed on the date of each of such statements.

12.  EVENTS OF DEFAULT

     12.1 There shall be an Event of Default if:

          (a) the Borrower or the Guarantor fails to pay any sum due to be paid by it under this Agreement or the Guarantee and such payment is not made within a period of 5 Banking Days after notice thereof shall have been given by the Bank to the Borrower or the Guarantor, as the case may be; or

          (b) the Borrower or the Guarantor commits any breach of or fails to observe any of the obligations, undertakings or other provisions contained in this Agreement or the Guarantee and, where such breach or failure is capable of being remedied, it is not remedied to the Bank's satisfaction within a period of 20 days after notice thereof shall have been given by the Bank to the Borrower, provided however that where such breach or failure is not capable of being remedied, the Bank shall reasonably determine that such breach or failure may have a material adverse effect on the financial condition of the Borrower or the Guarantor and/or the ability of the Borrower or the Guarantor to fulfill its obligations hereunder or under the Guarantee or on the rights of the Bank pursuant hereto or under the Guarantee; or

          (c) any representation or warranty made or deemed to be made or repeated by or in respect of the Borrower or the Guarantor pursuant to this Agreement or the Guarantee, or any other document submitted to the Bank is, or proves to have been incorrect or untrue when made or repeated and is not remedied, when capable of being remedied, to the Bank's satisfaction within a period of _____ days after notice thereof shall have been given by the Bank to the Borrower; provided, however that where such position is not capable of being remedied, the Bank shall reasonably determine that such breach or failure may have a material adverse effect on the financial condition of the Borrower or the Guarantor and/or the ability of the Borrower or the Guarantor to fulfill its obligations hereunder and/or on the rights of the Bank pursuant to this Agreement or the Guarantee;

          (d) any consent, authorization, license or approval of, or registration with or declaration to governmental or public bodies or authorities or courts required by the

               Borrower or the Guarantor to authorize, or required by the Borrower or the Guarantor in connection with the execution, delivery, validity, enforceability or admissibility in evidence (upon payment of stamp duty, if required) of this Agreement or the Guarantee or the performance by the Borrower of its obligations under this Agreement or the Guarantee is modified or is not granted or is revoked or terminated or expires and is not renewed, or otherwise ceases to be in full force and effect and the position is not remedied, when capable of being remedied, to the Bank's reasonable satisfaction within a period of 30 days after notice thereof shall have been given by the Bank to the Borrower, provided, however that where such position is not capable of being remedied, the Bank shall reasonably determine that such breach or failure may have a material adverse effect on the financial condition of the Borrower or the Guarantor and/or the ability of the Borrower or the Guarantor to fulfill its obligations under this Agreement or the Guarantee; or

          (e) a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied, or enforced upon or against a material part of the property, undertakings, assets, rights or revenues of the Borrower or the Guarantor and such attachment or other similar order shall remain undischarged or unstayed for a period in excess of 30 days; or

          (f) the Borrower or the Guarantor takes any action, or any decision, order or writ is made or given by any court or competent authority for (1) the Borrower to be adjudicated or found bankrupt or insolvent; (2) the winding-up or dissolution of the Borrower (other than the merger of the Borrower pursuant to the Merger Agreement) or the Guarantor; (3) the appointment of a liquidator, whether provisional or otherwise, administrator, trustee, receiver or similar offices in respect of the Borrower or the Guarantor and/or in respect of the whole or any part of its undertakings, assets, rights or revenues; or (4) the Borrower or the Guarantor enter into any general arrangement or composition for the benefit of its creditors or any class of them; or

          (g) any legal proceedings are started or other steps are taken by any third party before any court of law for: (i) the Borrower or the Guarantor to be adjudicated or found bankrupt or insolvent; (ii) the winding-up or dissolution of the Borrower (other than the merger of the Borrower pursuant to the Merger Agreement) or the Guarantor in the event that the Borrower or the Guarantor, as the case may be, have not been released from all obligations under this Agreement and the Guarantee by the Bank; (iii) the appointment of a liquidator, whether provisional or otherwise, administrator, trustee, receiver or similar officer in respect of the whole or any part of the Borrower's or the Guarantor's undertakings, assets, rights or revenues; or (iv) the Borrower or the Guarantor to enter into any general arrangement or composition for the benefit of its creditors or any class of them; provided however that the same shall not constitute an Event of Default, if the Borrower or the Guarantor shall contest any such proceedings or other steps in good faith within 10 days, and further provided that legal counsel to the Borrower or the Guarantor (who shall be acceptable to the Bank) shall render within such 10 days his opinion in writing, that there is a reasonable chance that such proceeding or other steps will be rejected or dismissed by the court before which they were instituted; or

          (h) any event occurs or proceeding is taken with respect to the Borrower or the Guarantor in any jurisdiction to which it is subject which is analogous to, or has an effect equivalent or similar to any of the events mentioned in Clauses 12.1(f) or (g) and subject to grace periods set forth in those Clauses, as applicable; or

          (i) all or a material part of the undertakings, assets, rights or revenues of the Borrower or the Guarantor are seized, nationalized, expropriated or compulsorily acquired by, or under the authority of, any government or local or other authority and any such action is not resolved within 30 days; or

          (j) it becomes unlawful at any time for the Borrower or the Guarantor to perform all or any of its obligations under this Agreement and the Bank shall reasonably determine that such event may have a material adverse effect on the financial condition of the Borrower or the Guarantor and/or on the rights of the Bank pursuant hereto; or

          (k) the Borrower repudiates this Agreement or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement; or

          (l) the Guarantor repudiates the Guarantee or does or causes or permits to be done any act or thing evidencing an intention to repudiate the Guarantee;

          (m) the Borrower or the Guarantor has and/or shall have committed a breach of any of its undertakings and/or obligations under any other documents or agreements to which it is a party or by which it is bound and the Bank shall reasonably determine that such breach may have a material adverse effect on the financial condition of the Borrower or the Guarantor and/or the ability of the Borrower or the Guarantor to fulfill its obligations hereunder or under the Guarantee and/or on the rights of the Bank pursuant hereto or the Guarantee; or

          (n) an event deemed to be an event of default and/or an event which gives the Bank the right to demand early repayment of any amount owed to the Bank by the Borrower or the Guarantor exists or occurs or is threatened under any other agreement or document for the extension of credit or any other banking facilities by the Bank to the Borrower or the Guarantor; or

          (o) so long as any amount remains outstanding and payable to the Bank by PEC under and pursuant to a Loan Agreement dated May 5, 1998 (the "PEC Loan Agreement"), if an event of default provided for in Clause 13.1(b) of the PEC Loan Agreement shall occur; or

          (p) if no amount remains outstanding and payable to the Bank by PEC under and pursuant to the PEC Loan Agreement, if the Bank shall reasonably deem itself insecure.

     12.2 The Bank may, without prejudice to any of its other rights, by notice in writing to the Borrower at any time upon or after the occurrence of an Event of Default, so long as the same is continuing:

          (a) declare the Loan and all interest accrued and all other sums payable under this Agreement to have become due and payable, whereupon the same shall, immediately or at any time thereafter in accordance with such notice, become due and payable;

          (b) declare that the Loan and all other sums payable under this Agreement shall bear interest at the rate of Default Interest from the date of the Event of Default, as if such sums had not been paid on their due date, whereupon such interest shall, immediately or at any time thereafter in accordance with the terms of such notice, become due and payable.

     12.3 The Borrower shall pay to the Bank all losses, costs and expenses, including, without limitation, reasonable attorney fees and expenses, suffered or incurred by the Bank as a result of any Event of Default and in connection with the enforcement of any of the Bank's rights hereunder.

13.  CHANGES IN CIRCUMSTANCES

     13.1. Increased Costs

          If by reason and as a result of a) any change in or the introduction of any law, regulation, treaty or official directive or any change in the interpretation or application thereof including without limitation by the central banking authorities of the U.S.A. or Israel or b) compliance by the Bank or the Branch with any future directive, demand, order, request or requirement (whether or not having the force of law) of the central banking authorities of the U.S.A. or Israel or any other central bank or any governmental, fiscal, monetary or other authority (including without limitation a directive, demand, order, request or requirement which affects the manner in which the Bank or the Branch allocates capital in support of its assets or liabilities or contingent liabilities or deposits with it or for its account or advances or commitments made by it):

          (i) the Bank incurs a cost or costs as a result of performing its obligations under this Agreement or the Note or maintaining its commitment to disburse the Loan or maintaining the outstanding balance of the Loan; or

          (ii) the cost to the Bank of making, funding or maintaining the Loan or any of the outstanding balance thereof is directly or indirectly increased; or

         (iii) the Bank becomes liable to make any payment not currently applicable on account of tax or otherwise (not being a tax imposed on the net income of its lending office in the jurisdiction in which it is incorporated or in which its lending office is situated or contemplated pursuant to Clause 8.2 of this Agreement) on or calculated by reference to the outstanding balance of the Loan or by reference to any sum received or receivable by it hereunder, or if any such sum received or receivable by the Bank hereunder or the effective return to the Bank hereunder is reduced;

               then and in each such case:

               a) the Bank shall notify the Borrower in writing of the occurrence of such event upon the Bank becoming aware of the same;

               b) the Borrower shall from time to time pay to the Bank on demand such amount or amounts as the Bank may specify to be necessary to compensate the Bank for such cost, increased costs, payment, reduction in payment, loss of return or other liability;

               c) the Bank shall as soon as reasonably practicable deliver to the Borrower a certificate as to any of the matters referred to in this Clause, specifying the amount of such compensation, and setting out in reasonable detail its calculation of the relevant amount. The said certificate shall be conclusive save for manifest error;

               d) subject to the provisions of Clause 6 hereof, the Borrower may, after receipt of the Bank's notification as aforesaid, so long as the circumstances giving rise to such compensation continue and subject to its giving the Bank no less than five (5) Banking Days written notice thereof (which shall be irrevocable) notify the Bank at any time that it will prepay to the Bank on the next Interest Payment Date the whole (but not part only) of the outstanding balance of the Loan together with accrued interest thereon and all other amounts owing to the Bank provided that such notice on the part of the Borrower is given within 30 (thirty) days of the Bank's notification as aforesaid.

     13.2. Unlawfulness

          This Agreement has been made in accordance with legal, regulatory, fiscal and monetary measures currently in force and in accordance with current market conditions. If the making or the continuation of the Loan by the Bank becomes impossible or unlawful, or the Bank is required to reduce the volume of its loans due to any change, after the date of this Agreement, in any applicable law or governmental regulation or order or in any requirement of any monetary authority, or in the interpretation of the same, then and in any such event the Bank may give written notice to the Borrower and the Borrower agrees to prepay the full amount of the Loan then outstanding as well as interest accrued thereon, or such lesser amount as the Bank shall determine is required to be prepaid so that no impediment continues to subsist, within 60 (sixty) days or any shorter period of time required by any such change.

    13.3. Substitute Basis

          If the Bank determines (i) that at anytime (a) by reason of circumstances affecting the London Interbank Market generally, adequate and fair means do not exist for ascertaining an applicable LIBOR rate or it is impractical for the Bank to fund or continue to fund the then outstanding balance of the principal amount of the Loan at the LIBOR rate during the applicable Interest Period, or (b) quotes for funds in United States Dollars in sufficient amounts comparable to the said outstanding balance and for the duration of the applicable Interest Period would not be available to the Bank in the London Interbank Market, or (c) quotes for funds in United States Dollars in the London Interbank Market would not accurately reflect the cost to the Bank of funding the said outstanding balance on the London Interbank Market during the applicable Interest Period, or (ii) that at any time the making or funding of loans, or charging of interest at rates, based on LIBOR shall be unlawful or unenforceable for any reason, then as long as such circumstances(s) shall continue, interest on the outstanding balance of the principal amount of the Loan shall accrue at the Alternative Rate; provided that the Bank shall notify the Borrower of such determination and the Borrower, upon giving the Bank no less than five (5) Banking Days written notice thereof (which shall be irrevocable) notify the Bank at anytime that it will prepay to the Bank on the next Interest Payment Date the whole (but not part only) of the outstanding balance of the Loan together with accrued interest thereon.

14. SET-OFF AND APPLICATION OF PAYMENTS

    14.1. All monies held or received by the Bank for or on account of the Borrower, regardless whether such monies may have been intended by the Borrower or any third party to be appropriated for or on account of any other amount, may be applied by the Bank in or towards satisfaction of any amount then due and owing by the Borrower under this Agreement or the Note, and if so applied, shall be applied in the following order of priority:

          (i) first, all costs, charges or expenses, including, inter alia, those incurred by the Bank in enforcing its rights hereunder

          (ii) secondly, accrued and unpaid interest and/or Default Interest owing in respect of the Loan; and

         (iii) thirdly, on account of the unpaid principal of the Loan.

15. THE BORROWER'S DUTY TO NOTIFY

    15.1 The Borrower hereby undertakes to notify the Bank immediately of any of the events enumerated in Clause 12.1.

16. COMPENSATION FOR BROKEN FUNDING

    16.1. If the Loan or any part thereof or any interest thereon is for any reason whatsoever repaid, paid or recovered by the Bank (whether from the Borrower or any third Party) under any security or otherwise, on any day other than the last day of any Interest Period or the Maturity Date, as the case may be, the Borrower shall upon demand pay to the Bank such amount or amounts as may be necessary to compensate the Bank for any actual loss incurred by it (after redeployment of funds) on account of funds borrowed in order to make, fund or maintain the Loan with respect to which repayment, payment or recovery is made and/or for interest differential caused thereby, provided that the Borrower shall not be required to make any payment under this Clause 16.1 or otherwise to pay any penalty or breakage fee in the event of a repayment of all or any part of the Loan on the last day of any Interest Period pursuant to Clause 6.1 above and liability for compensation pursuant to a prepayment under Clause 8.2(c) shall be shared equally between the Bank and the Borrower.

17.  REMEDIES AND WAIVERS

     17.1 No delay or omission on the part of the Bank in exercising any right, power, privilege or remedy pursuant to this Agreement shall impair such right, power, privilege or remedy or be construed as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other power, right or remedy.

    17.2. The rights and remedies of the Bank provided in this Agreement are cumulative, and are not exclusive of any rights or remedies provided by law.

18.  DISCLOSURE OF INFORMATION

     Any branch of the Bank administering the Loan may disclose to the Head Office of the Bank, to any financial institution within the Bank Hapoalim group which is an assignee or potential assignee of all or part of the Loan or to the Bank of Israel, the Examiner of the Banks, the Controller of Foreign Exchange or any person acting under their authority or to any other regulatory authority having jurisdiction over the Bank or over the Head Office of the Bank, or to the Head Office of the Bank for delivery by the latter to any such regulatory authorities, such information about the Borrower, or the Loan as may be required by such regulatory authorities or as the branch or the Head Office of the Bank may deem appropriate.

19.  ASSIGNMENT

     19.1 The Bank may at any time at its own discretion and without the Borrower's consent being required, assign or transfer its rights in relation to the Loan and/or arising from this Agreement, in whole or in part, to any bank within the Bank Hapoalim group, and any such assignee may also reassign or transfer the said rights to any such bank without any consent being required from the Borrower (or to any other financial institution, with the prior consent of the Borrower, which consent shall not be unreasonably withheld), provided in each case that such assignment does not result in any increased cost or liability to the Borrower (including, without limitation, any tax). Such assignment may be effected in any manner in which the Bank or any subsequent assignor may deem fit.

     19.2 Except as otherwise permitted by this Agreement, the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank (which consent shall not be unreasonably withheld).

20.  ADDITIONAL PROVISIONS

     20.1 The Bank agrees that no judgment or recourse shall be sought or enforced for the payment of any of the Borrower's obligations hereunder or under the Note or under any document delivered by the Borrower in connection herewith against any officer, director, shareholder, manager, member or other affiliate of the Borrower or any of their respective assets or property.

    20.2. The Borrower hereby confirms that the Bank's books, accounts and entries shall be binding on the Borrower, shall be deemed to be correct, absent manifest error and shall be prima facie evidence against the Borrower in all their particulars.

21.  AUTHORIZED SIGNATORIES

     21.1 The Borrower hereby agrees that until the Bank receives a certified copy of any subsequent resolution of the Board of Directors of the Borrower providing otherwise, any two of the Chairman of the Board, President, the Executive Vice President, the Vice President, the Secretary, or the Treasurer, signing jointly shall be deemed authorized to act on behalf of the Borrower in connection with all matters relating to the execution, delivery and performance of this Agreement to which the Borrower is a party and the terms and conditions thereof.

22.  NOTICES

     22.1 All notices, requests, demands or other communications to be made under this Agreement shall be made in writing, and unless otherwise stated, may also be made by facsimile transmission. All notices, requests, demands or other communications sent by mail shall be by certified mail.

     22.2 All such notices, etc. to be made or delivered by one party to this Agreement to the other party to this Agreement (unless that other party has by fifteen (15) days' written notice specified another address) be made or delivered to such other party, addressed as follows:

          [i] if to the Borrower at:

          PEC Acquisition Corporation
          c/o Verrill & Dana
          One Portland Square
          Portland, Maine 04112
          Attention: Peter Webster, Clerk

          with a copy to:

          Discount Investment Corporation Ltd.
          14 Beth Hashoeva Lane
          Tel Aviv, Israel
          Fax No. 011-972-3-560-2327
          Attn: Managing Director

          [ii] if to the Bank at:

          Bank Hapoalim B.M.
          1177 Avenue of the Americas
          New York, New York 10036
          Attention: Eli Eisdorfer
          Fax No: (212) 782-2170

     22.3 All such notices etc., shall be deemed to have been made or delivered the next Banking Day after dispatch (in the case of any communication made by any form of facsimile transmission) or in the case of any communication made by letter the next Banking Day after being physically left at the address as referred to above.

23.  GOVERNING LAW AND JURISDICTION

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof

     (b) The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Note or transactions contemplated hereby. The Bank hereby submits to the exclusive jurisdiction of the United Stated District Court for the Southern District of New York and any New York State court sitting in New York City, for purposes of all legal proceedings arising out of or relating to this Agreement, the Note or the transaction contemplated hereby.

     (c) The submission by the parties hereto to the jurisdiction to such courts as are referred to in Clause 24(b) hereof shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in any other court of competent jurisdiction, whether in Israel or in any other country, including without prejudice to the generality of the foregoing, any country where the Borrower has offices, interests or assets, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

     (d) Each of the parties hereto irrevocably waives any objections which it may have now or hereafter to such courts as are referred to in this Clause, and irrevocably waives any claim that any such court is not a convenient or appropriate forum.

     (e) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.  CURRENCY INDEMNITY

     The Borrower agrees to indemnify the Bank against any loss incurred by it as a result of any judgment or order being given or made for the payment of any amount due under this Agreement in a currency other than the currency in which such amount is payable hereunder and as a result of any variation having occurred in the rates of exchange between the date on which any such amount becomes due under this Agreement and the date of actual payment thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Borrower and shall apply irrespective of any indulgence granted to the Borrower from time to time and shall continue in full force and effect notwithstanding any such judgment or order.

25.  SEVERABILITY

     If at any time any provision of this Agreement or the Note is or becomes invalid, illegal or unenforceable in any respect under the laws of the State of New York neither the legality, validity or the enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby.

26.  AMENDMENTS AND WAIVERS

     Any provision of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is duly signed by the Borrower and the Bank.

In Witness whereof the Borrower and the Bank have caused this Agreement to be duly executed and delivered in New York, New York on the date first above written.

BANK HAPOALIM B.M.

By:
   ------------------------------------
Name:  Shlomo Braun
Title: Senior Vice President and Branch Manager

By:
   ------------------------------------
Name:  Eli Eisdorfer
Title: First Vice President

PEC ACQUISITION CORPORATION

By:
   ------------------------------------
Name:  Dov Tadmor
Title: Chairman of the Board

By:
   ------------------------------------
Name:  Yoram Turbowicz
Title: President

                                                                       EXHIBIT 1


                                LIMITED GUARANTY

                                FOREIGN GUARANTOR

         In consideration of financial accommodations given or to be given or continued to PEC Acquisition Corporation, herein called "Borrower", by BANK HAPOALIM B.M., having branch offices outside the United States, herein called "Bank", the undersigned irrevocably and unconditionally guarantees to the Bank, payment when due, whether by acceleration or otherwise, of any and all liabilities of the Borrower to the Bank, together with all interest thereon and all attorney's fees, costs and expenses of collection incurred by the Bank in enforcing any of such liabilities and/or the terms hereof, to any principal amount, not exceeding One Hundred and Three Million ($103,000,000.00) in the aggregate at any one time outstanding. With respect to each obligation, if any, hereby guaranteed which is payable in United States currency, the undersigned shall be obligated to pay to the Bank the unpaid amount of such guaranteed obligation in United States currency at the same place at which such guaranteed obligation is payable by its terms.

         The term "liabilities of the Borrower" shall mean a loan in the amount of U.S.$103,000,000, advanced by the Bank to the Borrower pursuant to a Loan Agreement dated March ____, 1999 between the Borrower and the Bank (the "Loan Agreement") and all interest and other sums payable thereunder.

         The undersigned waives notice of acceptance of this guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action by the Bank against, and any other notice to, any party liable thereon (including the undersigned).

         The Bank may at any time from time to time (whether or not after revocation or termination of this guaranty) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the undersigned, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned hereunder, upon or without any terms or conditions and in whole or in part:

     (1) change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any liability of the Borrower, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the liabilities of the Borrower as so changed, extended, renewed or altered;

     (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the liabilities hereby guaranteed to or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

     (3) exercise or refrain from exercising any rights against the Borrower or others (including the undersigned) or otherwise act or refrain from acting;

     (4) settle or compromise any liability hereby guaranteed, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Bank and the undersigned; and

     (5) apply any sums by whomsoever paid or howsoever realized from a person or persons other than the undersigned to any liability or liabilities of the Borrower to the Bank regardless of what liability or liabilities of the Borrower remain unpaid.

         No invalidity, irregularity or unenforceability of all or any part of the liabilities hereby guaranteed or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty is a primary obligation of the undersigned.

          This guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance thereon. This guaranty shall continue until written notice of revocation signed by the undersigned shall have been actually received by the Bank, notwithstanding a complete or partial release for any cause of the Borrower or of anyone liable in any manner for the liabilities hereby guaranteed or for the liabilities (including those hereunder) incurred directly or indirectly in respect thereof or hereof. No revocation or termination hereof shall affect in any manner rights arising under this guaranty with respect to (a) liabilities which shall have been created, contracted, assumed or incurred prior to receipt by the Bank of written notice of such revocation or termination or (b) liabilities which shall have been created, contracted, assumed or incurred after receipt of such written notice pursuant to any contract entered into by the Bank prior to receipt of such notice; and the sole effect of revocation or termination hereof shall be to exclude from this guaranty liabilities thereafter arising which are unconnected with liabilities theretofore arising or transactions theretofore entered into.

         All notices provided to be given to the Bank herein shall be sent by registered or certified mail, return receipt requested.

         Any and all rights and claims of the undersigned against the Borrower or any of its property, arising by reason of any payment by the undersigned to the Bank pursuant to the provisions of this guaranty, shall be subordinate and subject in right of payment to the prior payment in full of all liabilities of the Borrower.

         All property of the undersigned shall be held by the Bank subject to a lien and a security interest in favor of the Bank, as security for any and all liabilities of the undersigned to the Bank. The term "property of the undersigned" shall include all property of every description, now or hereafter in the possession or custody of or in transit to the Bank for any purpose, including safekeeping, collection or pledge, for account of the undersigned, or as to which the undersigned may have any right or power. The balance of every account of the undersigned with, and each claim of the undersigned against, the Bank existing from time to time, shall be subject to a lien and subject to be sent off against any and all liabilities of the undersigned to the Bank, and the Bank may at any time or from time to time at its option and without notice appropriate and apply toward the payment of any of such liabilities the balance of each such account of the undersigned with, and each such claim of the undersigned against, the Bank. The Bank may at any time and from time to time, without notice, transfer into its own name or that of its nominee any of the property of the undersigned.

         Upon the happening of an Event of Default provided for in the Loan Agreement and as long as any Event of Default is continuing, the Bank may, upon notice to the Borrower, if any, as provided therein, make the liabilities of the Borrower to the Bank, whether or not then due, immediately due and payable hereunder as to the undersigned and the Bank shall be entitled to enforce the obligations of the undersigned hereunder.

         Upon nonpayment when due of any of the liabilities of the Borrower or the undersigned to the Bank, the Bank shall have the right from time to time, without advertisement or demand upon or notice to the Borrower or the undersigned or right of redemption except as shall be required by applicable statute and cannot be waived, to sell, re-sell, assign, transfer and deliver all or part of said property of the undersigned, at any brokers' board or exchange or at public or private sale, for cash or on credit or for future delivery, and in connection therewith may grant options and may impose reasonable conditions such as requiring any purchaser of any stock so sold to represent that such stock is purchased for investment purposes only. Upon each such sale the Bank, unless prohibited by provision of any applicable statute which cannot be waived, may purchase all or any part of said property being sold, free from and discharged of all trusts, claims, right of redemption and equities of the undersigned.

         In the case of each such sale, or of any proceedings to collect any liabilities of the undersigned to the Bank, the undersigned shall pay all costs and expenses of every kind for collection, sale or delivery, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Bank may apply any residue to pay any of such liabilities of the undersigned, which shall continue liable for any deficiency, with interest.

         If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the liabilities of the Borrower guaranteed hereunder and the Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or
(b) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Borrower), then and in such event the undersigned agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the undersigned, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any liability of the Borrower, and the undersigned shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

         Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the undersigned), with respect to any of the liabilities of the Borrower shall, if the statute of limitations in favor of the undersigned against the Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         The Bank shall have no responsibility for ascertaining, nor for informing the undersigned with respect to, not be required to take any action concerning, any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any of the property of the undersigned (whether or not the Bank has, or is deemed to have, knowledge of any of the aforesaid), provided that the Bank shall endeavor to take such action as may be requested or authorized by the undersigned if the Bank determines, in its sole discretion, that such action will not adversely affect the value as collateral of the property of the undersigned in question and the relative request or authorization is made in writing and is received by the Bank in due time.

         The Bank shall not be bound to take any steps necessary to preserve any rights in any of the property of the undersigned against prior parties who may be liable in connection therewith, and the undersigned hereby agrees to take such steps. The Bank may nevertheless at any time (a) take any action it may deem appropriate for the care or preservation of such property or of any rights of the undersigned or the Bank therein, (b) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any property of the undersigned, (c) compromise and settle with any person liable on such property, or (d) extend the time of payment or otherwise change the terms thereof as to any party liable thereon, all without notice to, without incurring responsibility to, and without affecting any of the liabilities hereunder of, the undersigned. The undersigned shall pay to the Bank all costs and expenses, including filing fees and attorneys' fees, incurred by the Bank in connection with the custody, care, preservation or collection of any of the property of the undersigned or in seeking to enforce any of the liabilities or obligations of the undersigned hereunder.

         The Bank shall have the right, at any time and from time to time, without notice, to (i) transfer into its own name or that of its nominee any of the property of the undersigned; (ii) notify any obligor on any of such property to make payment to the Bank of any amounts due thereon; and/or (iii) take control of any proceeds of any such property.

         No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this guaranty, shall be deemed to be made by the Bank unless the same shall be in writing, duly signed on behalf of the Bank, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Bank or the obligations of the undersigned to the Bank in any other respect at any other time.

         The undersigned waives the right of trial by jury in the event of any litigation between the parties hereto in respect of any matter arising under this guaranty and agree that, should the Bank bring any judicial proceedings in relation to any such matter, the undersigned will not interpose any counterclaim or setoff of any nature.

         This guaranty and the rights and obligations of the Bank and of the undersigned hereunder shall be governed and construed in accordance with the law of the State of New York; and this guaranty is binding upon the undersigned its successors or assigns, and shall inure to the benefit of the Bank, its successors or assigns. In the event that the Bank brings any action or suit in any court of record of New York State or the Federal Government to enforce any or all liabilities of the undersigned hereunder, service of process may be made upon the undersigned by mailing a copy of the summons to the undersigned at the address below set forth.

         The undersigned, if more than one, shall be jointly and severally liable hereunder and the term "undersigned" wherever used herein shall mean the undersigned or any one more of them. Anyone signing this guaranty shall be bound hereby, whether or not anyone else signs this guaranty at any time. The term "Bank" includes any agent of the Bank acting for it.

Dated:  March ___, 1999

                                      DISCOUNT INVESTMENT CORPORATION LTD.

                                      By:
                                         ---------------------------------

                                      Address:  14 Beth Hashoeva Lane
                                                Tel Aviv, Israel
                                                Attn: Managing Director

                                                                       EXHIBIT 2

                                  FORM OF NOTE

  $103,000,000                                        New York, New York
                                                      ________________, 1999

FOR VALUE RECEIVED, the undersigned, PEC Acquisition Corporation, a corporation organized and existing under the laws of the State of Maine (the "Borrower), hereby promises to pay the principal sum of One Hundred Three Million United States Dollars (US$103,000,000) to the order of Bank Hapoalim B.M. (the "Bank"), at its New York office, at 1177 Avenue of the Americas, New York, New York, 10036 on __________________, 2000 in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on such principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement dated March , 1999 between the Borrower and the Bank (the "Agreement".)

The Borrower promises to pay interest, payable on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever except as provided in the Agreement. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

The Loan evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon on the respective dates thereof shall be inscribed or otherwise entered on the books and records of the Bank, provided, however, that the failure of the Bank to make such inscriptions of entries or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms hereof.

This Note is the Note referred to in, and is subject to the provisions of, the Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment and waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

PEC ACQUISITION CORPORATION

By:
   ------------------------------------
Name:
Title:

By:
   ------------------------------------
Name:
Title: